UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                  FORM 8-K/A

                                CURRENT REPORT
       Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) April 28, 2000
                                                 (February 17, 2000)

                         Alternate Marketing Networks, Inc.
______________________________________________________________________________

               (Exact name of registration as specified in its charter)

Michigan                                0-26624              38-2841197
______________________________________________________________________________
(State or other jurisdiction    (Commission File Number)    (IRS Employer
of incorporation)                                           Identification No.)

                 One Ionia, S.W., Suite 300, Grand Rapids, MI 49503
______________________________________________________________________________
                      (Address of principal executive offices)

Registrant's telephone number, including area code   616-235-0698

                                 Not applicable
______________________________________________________________________________
            (Former name or former address, if changed since last report)


Item 1.  Not Applicable.

Item 2.  Acquisition or Disposition of Assets.

         1.  Acquired certain assets of Total Logistics, Inc. on
             February 17, 2000.

         2. Assets acquired consist of furniture, fixtures and equipment, and intellectual property rights. Furniture, fixtures and equipment will continue to be used for logistics planning, tracking, and transportation brokering.

         3. Amount of consideration was $800,000.00 in cash and 40,816 shares of the Company's Common Stock. Additionally, there is contingent consideration of a maximum of $900,000 in cash if certain profit levels are achieved at the end of a three year period.

         4. The source of funds used for the cash portion of the purchase price was cash on hand at the Company.

Item 3.  Not Applicable.

Item 4.  Not Applicable.

Item 5.  Not Applicable.

Item 6.  Not Applicable.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

             a.  Financial Statements of Business Acquired.

                 1. Total Logistics, Inc. audited financial statements for the year ended December 31, 1999.

             b.  Pro Forma Financial Information.

                 1.  Alternate Marketing Networks, Inc. and Subsidiaries
                     Pro Forma Condensed Combined Balance Sheet (Unaudited) as of December 31, 1999 and Pro Forma Condensed Combined Statement of Income (Unaudited) for the year ended December 31, 1999.

                 2. Alternate Marketing Networks, Inc. and Subsidiaries Notes to Pro Forma Condensed Combined Financial Statements (Unaudited).

Item 8.  Not Applicable.


                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ALTERNATE MARKETING NETWORKS, INC.



Date: April 28, 2000                      By /s/ Sandra J. Smith
                                                 Sandra J. Smith
                                                 Chief Financial Officer


                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholder of
Total Logistics, Inc.

In our opinion, the accompanying balance sheet and the related statements of income, shareholder's equity and cash flows present fairly, in all material respects, the financial position of Total Logistics, Inc.(the "Company") at December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP

Grand Rapids, Michigan
April 19, 2000


                              Total Logistics, Inc.

                                 BALANCE SHEET

                               December 31, 1999


                                   ASSETS

Current assets:
  Cash                                         $    78,693
  Accounts receivable                              291,068
  Loan to shareholder                              150,000
  Prepaid expenses                                     999
                                               ------------
          Total current assets                     520,760

Property and equipment:
  Furniture, fixtures and equipment                  8,165
  Accumulated depreciation                        (  1,401)
                                               ------------
                                                     6,764

Other assets                                           500
                                               ------------
                                               $   528,024
                                               ============


                                 LIABILITIES

Current liabilities:
     Accounts payable                           $  408,874
     Other liabilities                              49,903
                                               ------------
          Total current liabilities                458,777

Commitments and contingencies


                              SHAREHOLDER'S EQUITY

Common Stock-no par value, 10,000 shares
 authorized, issued and outstanding                 28,461
Retained earnings                                   40,786
                                               ------------
          Total shareholder's equity                69,247
                                               ------------
                                               $   528,024
                                               ============

  The accompanying notes are an integral part of the financial statements.


                            Total Logistics, Inc.

                             STATEMENT OF INCOME

                    for the year ended December 31, 1999


Net sales                                    $ 1,945,488
Cost of sales                                    909,814
                                             -----------
     Gross profit                              1,035,674

Selling, general and
 administrative expenses                         707,577
                                             -----------
     Income from operations                      328,097

Other income, net                                  2,133
                                             -----------
Income before income taxes                       330,230

Income tax expense                                 9,750
                                             -----------
Net income                                   $   320,480
                                             ===========

  The accompanying notes are an integral part of the financial statements.


                             Total Logistics, Inc.

                       STATEMENT OF SHAREHOLDER'S EQUITY

                      for the year ended December 31, 1999

                                                                 Total
                     Proprietor's    Common     Retained      Shareholder's
                       Capital       Stock      Earnings         Equity
                     ------------    --------   -----------   -------------

Balance, January 1,
 1999                   $18,461                                  $ 18,461

Reclassification       ($18,461)     $ 18,461

Issuance of common
 stock                                 10,000                      10,000

Net income                                       $ 320,480        320,480

Distribution to
 shareholder                                     ( 279,694)     ( 279,694)
                       ----------    ---------   ---------       ---------

Balances, December 31,
 1999                       -        $ 28,461    $  40,786       $ 69,247
                       ===========   =========   =========       =========

  The accompanying notes are an integral part of the financial statements.


                             Total Logistics, Inc.

                     CONSOLIDATED STATEMENT OF CASH FLOWS

                     for the year ended December 31, 1999

Cash flows from operating activities:
  Net income                                    $   320,480
  Adjustments to reconcile net income
     to net cash provided by operating
     activities:
   Depreciation                                       1,401
   Changes in assets and liabilities:
    (Increase) decrease in:
     Accounts receivable                       (    273,914)
     Prepaid and other assets                  (      1,499)
    (Decrease) increase in:
     Accounts payable                               405,571
     Accrued liabilities                             49,903
                                                ------------
     Net cash provided by
      operating activities                          501,942
                                                ------------
Cash flows from investing activities:
   Purchases of property and equipment         (      8,165)
                                               ------------
     Net cash used in
      investing activities                     (      8,165)
                                               ------------
Cash flows from financing activities:
   Issuance of common stock                          10,000
   Cash distribution to shareholder            (    279,694)
   Loan to shareholder                         (    150,000)
                                               ------------
     Net cash used in
       financing activities                    (    419,694)
                                               ------------
Net increase in cash                                 74,083

Cash, beginning of year                               4,610
                                               ------------
Cash, end of year                              $     78,693
                                               ============

Supplemental Disclosure of Cash Flow
 Information:
   Interest paid                               $        373
                                               ============

  The accompanying notes are an integral part of the financial statements.


                             Total Logistics, Inc.

                        NOTES TO FINANCIAL STATEMENTS

A.   Summary of Significant Accounting Policies:

     The following is a summary of significant accounting policies followed in the preparation of the financial statements.

Business

    Total Logistics, Inc. ("The Company") is a logistics consulting and transportation brokering company that provides its services throughout the United States. The Company was operated as a sole proprietorship until February 10, 1999, when the Company was incorporated and issued common stock.

Revenue Recognition

     Revenues for transportation logistics are recognized at the time that the load is shipped.

     During the year ended December 31, 1999, the Company had one customer which accounted for approximately 50 percent of the Company's revenues and another which accounted for approximately 34 percent of the Company's revenues.

Property and Equipment

     Property and equipment are recorded at cost. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in operations. Maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense as incurred.

     Depreciation is computed over the estimated useful lives of the assets using the straight-line method:

                  Computer equipment          3 years
                  Furniture and fixtures      5 to 7 years

Income taxes

     Prior to February 10, 1999 the Company was operated as a sole proprietorship whereby the activities were reported as a schedule on the owner's individual federal income tax return. Subsequent to February 10, 1999, the Company has elected to file as an S Corporation, whereby income or loss is included in the federal income tax return of the shareholder. The Company did not make any federal income tax payments in 1999.

Estimates

     The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.


                             Total Logistics, Inc.

                   NOTES TO FINANCIAL STATEMENTS, Continued

B.   Retirement Plan:

     The Company has a retirement plan consisting of a Defined Contribution Money Purchase Pension Plan and a Defined Contribution Profit-Sharing Plan. During 1999, the Company contributed $1,500 to the Defined Contribution Money Purchase Pension Plan and $6,000 to the Defined Contribution Profit-Sharing Plan.

C.   Financing:

    The Company has a bank line of credit agreement, providing for borrowings not to exceed $50,000. The agreement, which expires June 10, 2000, bears interest payable monthly at two percent over the bank's prime rate (8.5% at December 31, 1999). The agreement is collateralized with a personal guarantee from the Company's shareholder. There were no outstanding borrowings at December 31, 1999.

D.   Leases:

     The Company leases a certain office facility in its operations. Future minimum rental payments required under leases that have initial or remaining terms in excess of one year at December 31, 1999 are as follows:

             Year
             2000                       $ 7,800
                                        ---------
                                        $ 7,800
                                        =========

     Rental expense for the facility for the year ended December 31, 1999 was approximately $8,540.

E.   Other Income, net:

     Other income, net consists of the following:

         Rental income                       $    2,506
         Interest expense                   (       373)
                                            -----------
                                             $    2,133
                                            ===========

F.   Related Party Transactions:

     During the year ended December 31, 1999 the Company had transactions with a company in which the shareholder of the Company has a twenty-five percent ownership interest. Payments were made to this related party during 1999 for transportation brokering services for approximately $770,000 and payments were received for services provided during 1999 for approximately $15,000.


                             Total Logistics, Inc.

                   NOTES TO FINANCIAL STATEMENTS, Continued

G.   Subsequent Events:

     In February 2000, the Company sold fixed assets and operations to Alternate Marketing Networks, Inc. for a purchase price of approximately $900,000 consisting of $800,000 cash and 40,816 shares of the buyer's common stock. The purchase agreement provides for contingent consideration of a maximum of $900,000 cash if certain cumulative profit levels are achieved over a three year period.


ALTERNATE MARKETING NETWORKS, INC.

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The following unaudited pro forma consolidated financial statements give effect to the purchase by Alternate Marketing Networks, Inc. (the "Company") of Total Logistics, Inc. ("TLI"). Pro forma adjustments related to the pro forma consolidated balance sheet have been determined assuming the combination was consummated on December 31, 1999. The pro forma consolidated balance sheet combines the Company's consolidated balance sheet as of December 31, 1999 with TLI's balance sheet as of December 31, 1999. The pro forma consolidated statement of income combines the companies' respective statement of income as if the combination had occurred on January 1, 1999. The pro forma consolidated statement of income is not necessarily indicative of operating results that would have been achieved had the combination been consummated as of the beginning of the period presented and should not be construed as representative of future operations. These pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of Alternate Marketing Networks, Inc., which are included in the Company's Annual Report on Form 10-KSB, and the historical financial statements and the related notes thereto of TLI included herein.


                 Alternate Marketing Networks, Inc. and Subsidiaries
                            Pro Forma Financial Statements
                         For the year ended December 31, 1999

Balance Sheet
                              Alternate       Total       Adjustments  Combined
                         Marketing Networks   Logistics                  Total
Assets
Current Assets:
   Cash and cash equivalents   $1,180,472     $78,693     $(78,693)    $380,472
                                                          (800,000)
   Accounts receivable          4,479,290     291,068     (291,068)   4,479,290
   Loans to shareholder                       150,000     (150,000)           0
   Prepaid expenses               584,038         999         (999)     584,038
                                _________     _______     _________    ________
Total current assets            6,243,800     520,760   (1,320,760)   5,443,800

Note receivable                    13,974                                13,974
Property and equipment, net       208,077       6,764       (6,764)     212,577
                                                             4,500
Computer software, net            150,300                               150,300
Other noncurrent assets                           500         (500)           0
Intangible assets, net            971,446                  946,800    1,918,246
                                _________     _______     _________    ________
Total Assets                   $7,587,597    $528,024    $(376,724)  $7,738,897
                                =========    ========     =========    ========
Liabilities and Shareholders' Equity
Current Liabilities
   Accounts payable            $1,366,347    $408,874    $(408,874)  $1,366,347
   Accrued liabilities            545,383      49,903      (49,903)     596,683
                                                            51,300
   Deferred revenue               264,342                               264,342
                                _________     _______     _________    ________
Total current liabilities       2,176,072     458,777     (407,477)   2,227,372

Shareholders Equity
   Common stock                10,393,561      28,461      (28,461)  10,493,561
                                                           100,000
   Accumulated losses          (1,291,039)                           (1,291,039)
     (through 9/30/93)          _________     _______     _________   _________

Total Common Stock              9,102,522      28,461       71,539    9,202,522
   Retained earnings                           40,786      (40,786)           0
   Accumulated losses          (3,690,997)                           (3,690,997)
     (since 10/1/93)            _________     _______     _________   _________
Total Shareholders Equity       5,411,525      69,247       30,753    5,511,525
                                _________     _______     _________   _________
Total Liabilities and          $7,587,597    $528,024    $(376,724)  $7,738,897
   Shareholders Equity          =========    ========     =========   =========


                   Alternate Marketing Networks, Inc. and Subsidiaries
                              Pro Forma Financial Statements
                           For the year ended December 31, 1999


Statement of Income      Alternate        Total     Adjustments      Combined
                     Marketing Networks  Logistics                     Total

Net sales                $28,576,334    $1,945,488                 $30,521,822
Cost of sales             21,707,261       909,814                  22,617,075
                          __________     _________   __________     __________

    Gross profit           6,869,073     1,035,674        -          7,904,747

Selling, general           5,860,692       707,577      47,340 a     6,583,609
 and admin expenses                                       (500)b
                                                       (31,500)c
                          __________     _________   __________     __________

    Income from operations 1,008,381       328,097     (15,340)      1,321,138

Other income, net             40,794         2,133                      42,927
                          __________     _________   __________     __________

Income before income taxes 1,049,175       330,230     (15,340)      1,364,065

Income tax expense             1,404         9,750                      11,154
                          __________     _________   __________     __________

Net income                $1,047,771      $320,480    $(15,340)     $1,352,911
                          ==========     =========   ==========     ==========

Basic earnings per share       $0.27        $32.05                       $0.34
                          ==========     =========                  ==========
Diluted earnings per share     $0.27        $32.05                       $0.34
                          ==========     =========                  ==========
Basic weighted average shares
     outstanding           3,910,162        10,000                   3,950,978
                          ==========     =========                   =========
Diluted weighted average shares
     outstanding           3,934,586        10,000                   3,975,402
                          ==========     =========                   =========


ALTERNATE MARKETING NETWORKS, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

1.  General

The pro forma consolidated balance sheet reflects the purchase by Alternate Marketing Networks, Inc. (the "Company") on February 17, 2000 of certain fixed assets, valued at $4,500 and operations of Total Logistics, Inc. ("TLI"), a logistics planning and transportation brokering company for $800,000 cash and 40,816 shares of the Company's common stock. The purchase agreement provides for contingent consideration of a maximum of $900,000 cash if certain profit levels are achieved at the end of a three year period. The total purchase price for the transaction was $951,300, including $51,300 in direct acquisition costs. The excess of the purchase price over the fair value of fixed assets acquired has been allocated to goodwill.

2.  Computation of Earnings Per Share

Basic income per share is determined by dividing the net income by the weighted average number of shares of common stock outstanding. Diluted income per share is determined by dividing the net income by the weighted average number of shares of common stock outstanding while giving effect to all dilutive potential common shares. Shares of common stock issued in the acquisition of TLI were assumed to have been issued on January 1, 1999.

3.  Pro Forma Combined Financial Data Compared to Historical Data

Pro forma adjustments related to the pro forma consolidated balance sheet have been determined assuming the combination was consummated at December 31, 1999. The cost of TLI was allocated to the fair market value of identifiable assets acquired, and the excess was recorded as goodwill. The Company acquired only fixed assets with a fair value of $4,500. As such, pro forma adjustments to the balance sheet eliminate all assets, liabilities and equity accounts from the historical balance sheet of TLI, except the fair value of fixed assets acquired. Pro forma adjustments to the balance sheet reflect the related increase in fixed assets and intangible assets and the issuance of cash and common stock by the Company in connection with the purchase of TLI.

Pro forma adjustments related to the pro forma combined statement of income are determined assuming the combination was consummated at the beginning of 1999. The pro forma combined results of operations vary from the combined historical results of the Company and TLI and are due to the following:

     (a)Amortization expense reflects the amortization of goodwill which would have resulted had the combination occurred at the beginning of 1999. Goodwill has been amortized over a period of twenty years.

     (b)Depreciation expense reflects the depreciation of assets acquired, determined as if the combination had taken place at the beginning of the period.

     (c)Pro forma adjustments to selling, general and administrative expenses reflect actions pursuant to the asset purchase agreement, including the addition of costs resulting from a related consulting agreement, the related reduction in executive salaries and administrative expenses arising from such consulting agreement and the termination of previous contractual arrangements.

4.  Income Taxes

The difference between the statutory tax rate and the effective tax rate of the pro forma combined statement of income is due to the utilization of net operating loss carryforwards which had previously been fully reserved based on management's assessment of the realizability of deferred tax assets in future periods.